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                                  EXHIBIT 11.1


Statement re:  Computation of Per Share Earnings


                     TROPICAL SPORTSWEAR INT'L CORPORATION

               (In Thousands, except share and per share amounts)



                                                       YEARS ENDED                     THIRTY-NINE WEEKS ENDED
                                         ---------------------------------------     --------------------------
                                         OCTOBER 1   SEPTEMBER 30   SEPTEMBER 28        JUNE 29       JUNE 28
                                           1994          1995           1996              1996         1997
                                         ---------   ------------   ------------     -------------  -----------
PRIMARY INCOME PER SHARE:

Weighted average shares of Common
   Stock Outstanding                     6,000,000      6,000,000       6,000,000       6,000,000    6,000,000

Net effect of dilutive stock options,
   based on the treasury stock method       15,000         15,000          15,000          15,000       15,000
                                         ---------      ---------       ---------       ---------    ---------
Total shares used in computation         6,015,000      6,015,000       6,015,000       6,015,000    6,015,000
                                         =========      =========       =========       =========    =========
Net income                                  $4,978         $2,160          $5,171          $3,527       $6,167
                                         =========      =========       =========       =========    =========
Net income per share                         $0.83          $0.36           $0.86           $0.59        $1.03
                                         =========      =========       =========       =========    =========


FULLY DILUTED INCOME
PER SHARE:

Weighted average shares of Common
   Stock Outstanding                     6,000,000      6,000,000       6,000,000       6,000,000    6,000,000

Net effect of dilutive stock options,
   based on the treasury stock method       15,000         15,000          15,000          15,000       15,000
                                         ---------      ---------       ---------       ---------    ---------
Total shares used in computation         6,015,000      6,015,000       6,015,000       6,015,000    6,015,000
                                         =========      =========       =========       =========    =========
Net income                                  $4,978         $2,160          $5,171          $3,527       $6,167
                                         =========      =========       =========       =========    =========
Net income per share                         $0.83          $0.36           $0.86           $0.59        $1.03
                                         =========      =========       =========       =========    =========


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